UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 18, 2017, Hercules Capital, Inc. (the “Company”) announced that it plans to make an offering of $150.0 million aggregate principal amount of its Convertible Senior Notes due 2022 (the “Convertible Senior Notes”). The Company plans to grant the initial purchaser an option to purchase up to an additional $22.5 million principal amount of the Convertible Senior Notes to cover overallotments, if any. The Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The Convertible Senior Notes are unsecured, will pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, the Company will pay or deliver, subject to the terms of the indenture governing the Convertible Senior Notes, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. The Company will not have the right to redeem the Convertible Senior Notes prior to maturity. The Convertible Senior Notes will mature on February 1, 2022, unless repurchased or converted in accordance with their terms prior to such date.

The Company intends to use the net proceeds from this offering (i) to repurchase or otherwise redeem all of its 7.00% Notes due 2019, (ii) to fund investments in debt and equity securities in accordance with its investment objective and (iii) for working capital and other general corporate purposes.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In addition, on January 18, 2017, the Company issued a press announcing that it plans to make the offering. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Hercules Capital, Inc., dated January 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

January 18, 2017	By:	/s/ Melanie Grace
Melanie Grace
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release of Hercules Capital, Inc., dated January 18, 2017